Exhibit 8.1

DIVISIONS, MAJOR SUBSIDIARIES AND AFFILIATES

Operations in Japan

Unless otherwise indicated, the following companies are incorporated in Japan.

	Principal business	Established (acquired)	ORIX ownership
Corporate financial services:
ORIX Corporation		Apr. 1964
Tokyo Sales Headquarters Kinki (Osaka) Sales Headquarters District Sales Headquarters OQL Headquarters	Leasing, Lending, Other Financial Services
ORIX Alpha Corporation	Leasing, Lending	Mar. 1972	100%
ORIX Auto Leasing Corporation	Automobile Leasing	Jun. 1973	100%
Sun Leasing Corporation	Medical Equipment Leasing	(Sep. 1999)	100%
Senko Lease Corporation	Automobile Leasing	(Jul. 2001)	100%
IFCO Inc.	Automobile Leasing	(Sep. 2001)	80%
Momiji Lease Corporation	Leasing	(Mar. 2002)	95%
Nittetsu Lease Co., Ltd.	Leasing	(Jul. 2002)	90%
Nittetsu Leasing Auto Co., Ltd.	Automobile Leasing	(Jul. 2002)	91%
Rental operations:
ORIX Rentec Corporation	Precision Measuring & OA Equipment Rentals	Sep. 1976	100%
ORIX Rentec (Singapore) Pte. Limited (incorporated in Singapore)		Oct. 1995	100%
ORIX Rentec (Malaysia) Sdn. Bhd. (incorporated in Malaysia)		Nov. 1996	94%
ORIX Rentec (Korea) Corporation (incorporated in South Korea)		Apr. 2001	100%
ORIX Rentec Limited (incorporated in the UK)		Jul. 2001	100%
ORIX Rent-A-Car Corporation	Automobile Rentals	Feb. 1985	100%
JAPAREN Co., Ltd.	Automobile Rentals	(Oct. 2003)	100%
Real estate-related finance:
ORIX Corporation Real Estate Finance Headquarters	Real Estate-Related Finance	Apr. 1964
ORIX Trust and Banking Corporation	Trust & Banking Services	(Apr. 1998)	100%
ORIX Asset Management & Loan Services Corporation	Loan Servicing	Apr. 1999	100%
ORIX Asset Management Corporation	REIT Management	Sep. 2000	100%
Real estate:
ORIX Corporation		Apr. 1964
Real Estate Business Headquarters	Real Estate Development & Management
ORIX Estate Corporation	Real Estate & Leisure Facility Management	(Dec. 1986)	100%
BlueWave Corporation	Training Facility & Hotel Management	Aug. 1991	100%
ORIX Real Estate Corporation	Real Estate Development & Management	Mar. 1999	100%

	Principal business	Established (acquired)	ORIX ownership
Life insurance:
ORIX Golf Corporation	Golf Course Development & Management	Jul. 2000	100%
ORIX Facilities Corporation	Building Maintenance Services	(Sep. 2001)	85%
ORIX Life Insurance Corporation	Life Insurance	Apr. 1991	100%
ORIX Financial Alliance Corporation	Life Insurance Agency	Oct. 2002	100%
Other:
ORIX Corporation Investment Banking Headquarters (1)	Investment Banking	Apr. 1964
ORIX Insurance Services Corporation	Casualty & Life Insurance Agency	Sep. 1976	100%
ORIX Credit Corporation (2)	Consumer Loans	Jun. 1979	100%
ORIX Capital Corporation	Venture Capital	Oct. 1983	100%
ORIX Securities Corporation	Securities Brokerage & Online Trading	(Mar. 1986)	100%
ORIX Baseball Club Co., Ltd.	Professional Baseball Team Management	(Oct. 1988)	100%
ORIX COMMODITIES Corporation	Securities & Futures Trading	Jan. 1990	100%
ORIX Eco Services Corporation	Environmental Management & Consulting Services	Apr. 1998	100%
ORIX Interior Corporation	Sale & Manufacture of Interior Furnishings	Oct. 1998	100%
ORIX Investment Corporation	Alternative Investment	Jun. 1999	100%
ORIX M&A Solutions Corporation	M&A & Corporate Restructuring Advisory Services	Feb. 2003	100%
Casco Co., Ltd.	Consumer Loans	(May 1999)	40%
ORIX Insurance Planning Corporation	Agency Sales & Development of Non-Life Insurance Products	Sep. 1999	50%
Aozora Card Co., Ltd.	Consumer Loans	Dec. 2001	40%
The Fuji Fire and Marine Insurance Company Limited	Non-life Insurance	(Mar. 2002)	22%
Footwork Express Co., Ltd.	Logistics	(Dec. 2003)	69%
ORIX headquarter functions (not included in segment financial information):
ORIX Corporation International Headquarters	Administration of Overseas Activities	Apr. 1964
ORIX Computer Systems Corporation	Software Engineering & Systems Management	Mar. 1984	100%
ORIX Create Corporation	Coordination of Advertising Activities	Jul. 1998	100%
ORIX Management Information Center Corporation	Accounting & Administration Services	Oct. 1999	100%
ORIX Callcenter Corporation	Call Center	Nov. 1999	100%
ORIX Human Resources Corporation	Outplacement Services	Feb. 2002	100%
(1)	Of the businesses conducted by the Investment Banking Headquarters, the aircraft finance and ship finance activities are recorded in the Europe and Asia and Oceania segments, respectively.
(2)	ORIX Club Corporation was merged into ORIX Credit Corporation on April 1, 2004

OVERSEAS OPERATIONS

	Country of incorporation	Principal business	Established (acquired)	ORIX ownership
The Americas:
ORIX USA Corporation	USA	Corporate Finance, Leasing, Real Estate (Loan Servicing, Debt Investment, Development)	Aug. 1981	100%
Stockton Holdings Limited	Bermuda	Futures Trading, Reinsurance	(Jul. 1989)	29%
Asia and Oceania:
ORIX Asia Limited	China (Hong Kong)	Leasing, Automobile Leasing	Sep. 1971	100%
ORIX Leasing Singapore Limited	Singapore	Leasing, Hire Purchase Factoring	Sep. 1972	50%
ORIX Investment and Management Private Limited	Singapore	Equity Investment	May 1981	100%
ORIX CAR RENTALS PTE. LTD.	Singapore	Automobile Leasing & Rentals Hire Purchase	Sep. 1981	45%
ORIX Capital Resources Limited	Singapore	Ship Finance	Nov. 1997	100%
ORIX Ship Resources Private Limited	Singapore	Ship Finance	Nov. 1997	100%
ORIX Maritime Corporation	Japan	Ship Operation Management	Nov. 1977	100%
ORIX Leasing Malaysia Berhad	Malaysia	Leasing, Lending, Hire Purchase	Sep. 1973	80%
ORIX Car Rentals Sdn. Bhd.	Malaysia	Automobile Rentals	Feb. 1989	28%
ORIX Auto Leasing Malaysia Sdn. Bhd.	Malaysia	Automobile Leasing	Oct. 2000	80%
PT. ORIX Indonesia Finance	Indonesia	Leasing, Automobile Leasing	Apr. 1975	83%
ORIX METRO Leasing and Finance Corporation	Philippines	Leasing, Automobile Leasing	Jun. 1977	40%
Thai ORIX Leasing Co., Ltd.	Thailand	Leasing	Jun. 1978	49%
ORIX Auto Leasing (Thailand) Co., Ltd.	Thailand	Automobile Leasing & Rentals	(Aug. 2001)	85%
Lanka ORIX Leasing Company Limited	Sri Lanka	Automobile Leasing, Hire Purchase	Mar. 1980	30%
ORIX Taiwan Corporation	Taiwan	Leasing, Hire Purchase, Loan Servicing	Oct. 1982	95%
ORIX Auto Leasing Taiwan Corporation	Taiwan	Automobile Leasing	Apr. 1998	100%
ORIX Australia Corporation Limited	Australia	Leasing, Automobile Leasing & Rentals, Factoring	Jul. 1986	100%
AUSTRAL MERCANTILE COLLECTIONS PTY LIMITED	Australia	Debt Collection Services	Nov. 1998	50%
ORIX Leasing Pakistan Limited	Pakistan	Leasing, Automobile Leasing, Lending	Jul. 1986	50%
ORIX Investment Bank Pakistan Limited	Pakistan	Investment Banking, Securities Brokerage	Jul. 1995	27%

	Country of incorporation	Principal business	Established (acquired)	ORIX ownership
ORIX New Zealand Limited	New Zealand	Leasing, Automobile Leasing & Rentals	Aug. 1988	100%
INFRASTRUCTURE LEASING & FINANCIAL SERVICES LIMITED	India	Investment Banking, Corporate Finance	(Mar. 1993)	21%
ORIX Auto and Business Solutions Limited	India	Automobile Leasing	Mar. 1995	58%
IL&FS Investsmart Limited	India	Brokerage Services	(Mar. 2000)	36%
IL&FS Education & Technology Services Limited	India	Education Related Services	(Aug. 2000)	30%
Oman ORIX Leasing Company SAOG	Oman	Automobile Leasing, Hire Purchase	Jul. 1994	10%
ORIX Leasing Egypt SAE	Egypt	Leasing	Jun. 1997	34%
Saudi ORIX Leasing Company	Kingdom of Saudi Arabia	Leasing, Automobile Leasing	Jan. 2001	25%
MAF ORIX Finance PJSC	UAE	Leasing	Apr. 2002	36%
Korea Life Insurance Co., Ltd.	Korea	Life Insurance	(Dec. 2002)	17%
ORIX Auto Leasing (Korea) Corporation	Korea	Automobile Leasing	Feb. 2004	100%
Europe:
ORIX Europe Limited	UK	Corporate Finance	Nov. 1982	100%
ORIX Corporate Finance Limited	UK	Financial Advisory Services	Sep. 1989	100%
ORIX Ireland Limited	Ireland	Corporate Finance & Accounting & Administration Services	May 1988	100%
ORIX Aviation Systems Limited	Ireland	Aircraft Leasing	Mar. 1991	100%
ORIX Aircraft Corporation	Japan	Aircraft Leasing	May 1986	100%
ORIX Polska S.A.	Poland	Leasing, Automobile Leasing	(May 1997)	100%